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Exhibit 10.6

Schedule of Compensation for Executive Officers
Bonus for 2005 Performance

Officer	2006 Salary	Cash Bonus	Restricted Stock Awards	Long-Term Restricted Stock Awards
Robert J. Attea	$ 379,168	$ 371,078	4,416[2] Shares	7,785[4] Shares
Kenneth F. Myszka	$ 369,056	$ 360,269	4,287[1] Shares	6,890[4] Shares
David L. Rogers	$ 369,056	$ 360,269	4,287[3] Shares	6,890[4] Shares
Andrew J. Gregoire	$ 142,000	$ 40,000	1,000[1] Shares	N/A
Edward F. Killeen	$ 135,000	$ 40,000	1,000[1] Shares	N/A
Paul T. Powell	$ 135,000	$ 40,000	1,000[1] Shares	N/A
(1)	Vests 25% per year over 4 years.

(2)	Vests 50% per year over 2 years.

(3)	Vests 14.28% per year over 7 years.

(4)	Vests 12.5% per year over 8 years.